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Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 19, 1999 included in Form 10-K. It should be noted that we have not audited any financial statements of the company, subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                                             ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
March 31, 1999